EXHIBIT 6.31

                  AMENDMENT TO ASSET PURCHASE AGREEMENT

 Between 1-800-AutoTow, Inc., a Delaware Corporation and 1-800-AutoTow Gulf
                    Coast East, Inc., a Florida Corporation
                                       And
     Dixie Grande Towing, Roberts Towing, Sandra K. Stewart and Jim Stewart

On this 24th day of June, 1999 the parties set forth herein agree to modify and amend the Asset Purchase Agreement executed on February 26, 1999. The parties expressly incorporate by reference all original representations, terms and conditions contained in the Asset Purchase Agreement dated February 26, 1999, and modify only the closing date of "on or before June 30, 1999" to read in every instance "on or before July 30, 1999".

1-800-AutoTow, Inc.                 Dixie Grande Towing

By: /s/ E.A. Iarocci                By: /s/ Jim Stewart
    -----------------                  ----------------------
    E.A. Iarocci                       Jim Stewart
                                       Seller

                                       /s/ Sandra Stewart
                                       ------------------
                                       Sandra Stewart
                                       Seller

1-800-AutoTow Gulf Coast East, Inc. Roberts Towing

By: /s/ E.A. Iarocci                By: /s/ Jim Stewart
    -----------------                   ----------------------
    E.A. Iarocci                        Jim Stewart
                                        Seller

                                        /s/ Sandra Stewart
                                        ------------------
                                        Sandra Stewart
                                        Seller